UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2023

BIONEXUS GENE LAB CORP.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or another jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3

The Vertical Business Suite II Bangar South

No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sook Keng Yeoh as Chief Executive Officer and Director.

On October 4, 2023, Mr. Sook Keng Yeoh, the Chief Executive Officer and a member of the Board of Directors, tendered his resignation letter to Bionexus Gene Lab Corp. (the “Company”) from his positions at the Company. The Company and Mr. Sook Keng Yeoh agreed that the resignations would be effective October 4, 2023. Mr. Sook Keng Yeoh’s resignation is not due to any disagreement with the Company, the Company’s management, or the Board on any matter relating to the Company’s operations, policies, or practices (financial or otherwise).

As a result of this resignation, the Company currently does not have a Chief Executive Officer but is actively identifying such replacement personnel. The Company believes that it will be able to appoint a new CEO in the near future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: October 11, 2023	By:	/s/ Yee Meng Wong
	Name:	Yee Meng Wong
	Title:	President and Director

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